UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 20, 2014, Euronet Worldwide, Inc. ("Euronet") completed the acquisition of all of the capital stock of EIM (FX) Limited and TBK (FM) Limited (the "Acquired Companies"), pursuant to a Share Purchase Agreement dated March 7, 2014 (the "Purchase Agreement") among Euronet and the selling shareholders (the "Sellers"). The Acquired Companies, each United Kingdom limited companies, primarily operate under the trading names HiFX or HiFM.

Under the terms of the Purchase Agreement, Euronet purchased the stock of the Acquired Companies for purchase consideration (the “Purchase Consideration”) consisting of £111 million pounds sterling in cash and 1,262,654 shares of Euronet Common Stock, par value $0.02 per share (“Euronet Common Stock”).

The cash portion of the Purchase Consideration was funded using cash on hand and £63.8 million pounds sterling borrowed under Euronet's revolving credit facility. Interest on borrowings under the revolving credit facility varies based upon Euronet's consolidated total leverage ratio, as defined in Euronet's Amended and Restated Credit Agreement, and is based on a margin over London Inter-Bank Offered Rate (“LIBOR”) or a margin over a base rate. The interest rate on the borrowed amount on May 19, 2014 was 1.73%.

At closing, £9.5 million pounds sterling of the cash portion of the Purchase Consideration and all of the Euronet Common Stock were placed in escrow to be held until May 20, 2016 as security for the Sellers' indemnification and other obligations.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to Euronet's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2014 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 is hereby incorporated into this Item 2.03. On May 19, 2014, Euronet borrowed £63.8 million pounds sterling under its revolving credit facility to partially fund the cash portion of the Purchase Consideration, in addition to using cash on hand.

Euronet's Amended and Restated Credit Agreement includes representations and warranties, covenants, events of default and remedies which are customary for loans of this type. Euronet's Amended and Restated Credit Agreement, as amended was filed as Exhibit 10.1 to Euronet's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the
Securities and Exchange Commission on May 2, 2014 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is hereby incorporated into this Item 3.02. Pursuant to the Purchase Agreement, the Purchase Consideration includes 1,262,654 shares Euronet Common Stock.

The shares of Euronet Common Stock were not registered under the Securities Act of 1933, as amended ("Securities Act"), in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, and pursuant to Regulation S promulgated under the Securities Act. Euronet issued the shares of its common stock in a private transaction to the Sellers who are accredited investors, are located outside of the United States and are not “U.S. Persons”. The shareholders of the Acquired Companies receiving Euronet Common Stock have agreed to customary restrictions on resale. Euronet has agreed to file a registration statement on Form S-3 registering the resale by these shareholders of the Euronet common stock issued pursuant to the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
2.1
Share Purchase Agreement, dated as of March 7, 2014, among Euronet Worldwide, Inc. and the
Sellers referenced therein. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K
filed on March 11, 2014 (File No. 001-31648 ) and incorporated herein by reference).

99.1	Exhibit 99.1 - Press Release dated May 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President and General Counsel
Date: May 21, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
2.1
Share Purchase Agreement, dated as of March 7, 2014, among Euronet Worldwide, Inc. and the
Sellers referenced therein. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K
filed on March 11, 2014 (File No. 001-31648 ) and incorporated herein by reference).

99.1	Exhibit 99.1 - Press Release dated May 20, 2014.